                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           RFS Hotel Investors, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           RFS HOTEL INVESTORS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1997
                            ------------------------

     The annual meeting of the shareholders (the "Annual Meeting") of RFS Hotel Investors, Inc. (the "Company"), will be held at the Company's offices at 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee, on Thursday, April 24, 1997, at 9:00 a.m., local time, for the following purposes:

          1. To elect three Class I directors to serve until the Annual Meeting of shareholders in 2000 and one Class III director to serve until the Annual Meeting of shareholders in 1999.

          2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only shareholders of the Company of record as of the close of business on March 14, 1997, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the nominees for election to the Board of Directors of the Company.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ MICHAEL J. PASCAL
                                          ---------------------
                                          MICHAEL J. PASCAL
                                          Secretary

March 24, 1997

                           RFS HOTEL INVESTORS, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of RFS Hotel Investors, Inc. (the "Company") for use at the annual meeting of shareholders to be held on April 24, 1997 ("Annual Meeting") and at any adjournments thereof. The mailing address of the principal executive offices of the Company is 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's annual report to shareholders, all enclosed herewith, are first being mailed to the shareholders of the Company on or about March 24, 1997.

THE PROXY

     The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted in accordance with the terms thereof. In voting by proxy in regard to the election of the directors, shareholders may vote in favor of the nominees, withhold their votes as to the nominees or withhold their votes as to a specific nominee. Shareholders may not abstain with respect to the election of directors.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

     Each outstanding share of the Company's Common Stock, $.01 par value (the "Common Stock"), and each outstanding share of the Company's Series A Preferred Stock ("Preferred Stock") is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on March 14, 1997 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the close of business on March 14, 1997, the Company had outstanding 24,389,000 shares of Common Stock and 973,684 shares of Preferred Stock. The Common Stock and the Preferred Stock vote together as a class on all matters being submitted to shareholders at the Annual Meeting.

     Under Tennessee law the Company's Charter and Bylaws, if a majority of the votes entitled to be cast is present at the Annual Meeting so as to constitute a quorum, in person or by proxy, directors shall be elected by a plurality of the votes cast.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR CLASS I DIRECTORS AND FOR THE NOMINEE FOR CLASS III DIRECTOR.

     No specific provisions of the Tennessee Business Corporation Act, the Company's Charter or the Company's Bylaws address the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain proposals. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote." A "Broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and "broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise in the context of the election of directors. Votes "withheld" from a director-nominee have the effect of a negative vote because a plurality of the shares cast at the Annual Meeting is required for the election of each director.

                        REPORTS OF BENEFICIAL OWNERSHIP

     Under federal securities laws, the Company's directors and executive officers are required to report their ownership of the Common Stock and any changes in ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1996 its officers and directors complied with all applicable filing requirements.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 14, 1997, regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Stock and its Preferred Stock. Unless otherwise indicated, such shares are owned directly, and the indicated person has sole voting and investment power.

                                                                                   SERIES A CONVERTIBLE
                                                 COMMON STOCK                       PREFERRED STOCK(6)
                                      ----------------------------------    ----------------------------------
                                           AMOUNT AND                            AMOUNT AND
                                           NATURE OF          PERCENT OF         NATURE OF          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP     CLASS(1)     BENEFICIAL OWNERSHIP     CLASS(1)
------------------------------------  --------------------    ----------    --------------------    ----------
Merrill Lynch & Co., Inc............       2,387,004(2)          9.8%                   --              --
  World Financial Center, North
  Tower
  250 Vesey Street
  New York, NY 10281
FMR Corporation.....................       1,971,800(3)          8.1%                   --              --
  82 Devonshire Street
  Boston, MA 02109
Snyder Capital Management, Inc......       1,729,600(4)          7.1%                   --              --
  50 California Street, Suite 1460
  San Francisco, CA 94104
Boston Partners Asset Mgt., L.P.....       1,395,240(5)          5.7%                   --              --
  One Financial Center
  43rd Floor
  Boston, MA 02111
RFS, Inc.
c/o Doubletree Corporation..........              --              --               973,684             100%
  410 North 44th Street, Suite 700
  Phoenix, AZ 85008

---------------

(1) Based on shares outstanding on March 14, 1997.
(2) Based on information contained in Schedule 13G dated February 14, 1997 and filed with the SEC in February 1997. Merrill Lynch & Co., Inc. reported that it has shared voting power and shared dispositive power with respect to the shares of Common Stock.
(3) Based on information contained in Schedule 13G dated February 14, 1997 and filed with the SEC on that date. FMR Corp. reported that it has sole voting power with respect to 214,000 shares of Common Stock and sole dispositive power with its subsidiaries with respect to 1,971,800 shares of common stock.
(4) Based on information contained in Schedule 13G dated February 12, 1997 and filed with the SEC on February 14, 1997. Snyder Capital Management, Inc. reported that it has sole voting power with respect to 126,300 shares of Common Stock, shared voting power with respect to 1,465,300 shares of Common Stock, sole depositive power with respect to 126,300 shares of Common Stock and shared dispositive power and with respect to 1,603,300 shares of Common Stock.

(5) Based on information contained in Schedule 13G dated February 7, 1997 and filed with the SEC in February 1997. Boston Partners Asset Management, L.P. reported that it has shared voting and dispositive power with respect to the shares of Common Stock.
(6) Each share of Preferred Stock is entitled to one vote. The Preferred Stock and the Common Stock will vote together as a class on all matters being submitted to shareholders at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 14, 1997 by (i) each director, (ii) each executive officer and (iii) all directors and executive officers as a group. Unless otherwise indicated, such shares are owned directly, and the indicated person has sole voting and investment power.

                                                                   ANNUAL AND
                                                              NATURE OF BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER                                           OWNERSHIP            CLASS
------------------------                                      --------------------    ----------
Robert M. Solmson(1)(2).....................................         589,795             2.4
Minor W. Perkins(3).........................................         142,000               *
J. William Lovelace(2)(4)...................................         106,100               *
Michael J. Pascal(2)(5).....................................          78,500               *
Bruce E. Campbell, Jr.(6)(7)................................          30,000               *
H. Lance Forsdick(6)(7)(8)..................................         443,573             1.8
Harry J. Phillips, Sr.(6)(7)................................          41,000               *
Michael S. Starnes(6)(7)....................................          45,000               *
John W. Stokes, Jr.(6)(7)(9)................................          27,000               *
R. Lee Jenkins(10)..........................................          15,000               *
All Directors and Executive Officers as a Group (10
  persons)(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)...................       1,517,968             6.2%

---------------

   * Represents less than 1% of the outstanding Common Stock.
 (1) Includes 7,086 shares issuable to a trust of which Mr. Solmson's children are beneficiaries and over which Mr. Solmson has sole investment and voting power, upon the trust's exercise of rights to redeem units of partnership interest in RFS Partnership, L.P. for shares of Common Stock (the "Redemption Rights"), 11,500 shares owned by trusts for the benefit of Mr. Solmson's children, 15,500 shares owned by Mr. Solmson's children, 10,000 shares owned by Mr. Solmson's wife, 10,000 shares of restricted Common Stock which vest at the rate of 5,000 shares in each of October 1997 and 1998 and 15,000 shares of restricted Common Stock which vest at the rate of 5,000 shares in each April of 1997, 1998 and 1999. Prior to vesting, Mr. Solmson is entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Any unvested shares at the time Mr. Solmson ceases to be an officer will be forfeited. Also includes 5,609 shares issuable to Mr. Solmson upon exercise of his right to redeem units of limited partnership interest in RFS Partnership, L.P., 100,000 shares issuable to Mr. Solmson upon exercise of vested options granted under the Company's Amended and Restated 1993 Restricted Stock and Stock Option Plan (the "Plan") and 20,000 shares issuable to Mr. Solmson upon exercise of options granted under the Plan which options vest on April 21, 1997.
 (2) Does not include 40,000, 20,000 and 10,000 shares issuable upon exercise of options granted under the Plan in October 1993 to Messrs. Solmson, Lovelace, and Pascal respectively, which options vest at the rate of 20,000, 10,000 and 5,000 shares respectively, in each of October 1997 and 1998, or 40,000,

     20,000, and 20,000 shares issuable upon exercise of options granted under the Plan in April 1994 to Messrs. Solmson, Lovelace and Pascal, respectively, which options vest at the rate of 20,000, 10,000 and 10,000 shares, respectively, in each of April 1998 and 1999 or 75,000, 50,000 and 75,000 shares issuable upon exercise of options granted under the Plan in February 1997 to Messrs. Solmson, Lovelace and Pascal, respectively, which options vest at the rate of 20% per year beginning in February 1998.
 (3) Includes 75,000 shares of restricted Common Stock which vest at a rate of 15,000 shares in each of April 1997, 1998, 1999, 2000 and 2001. Prior to vesting, Mr. Perkins is entitled to vote and receive distributions with respect to the unvested shares of restricted Common Stock. Any unvested shares at the time Mr. Perkins ceases to be an officer will be forfeited. Also includes 40,000 shares issuable to Mr. Perkins upon exercise of options granted under the Plan which options vest on April 8, 1997. Does not include 160,000 shares issuable upon exercise of options granted which options vest at a rate of 40,000 shares in each of April 1998, 1999, 2000 and 2001, or 75,000 shares issuable upon exercise of options granted under the Plan in February 1997 which options vest at the rate of 20% per year beginning in February 1998.
 (4) Includes 6,000 shares of restricted Common Stock which vest at a rate of 3,000 shares in each of October 1997 and 1998 and 9,000 shares of restricted Common Stock which vest at the rate of 3,000 shares in each of April 1997, 1998 and 1999. Prior to vesting, Mr. Lovelace is entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Any unvested shares at the time Mr. Lovelace ceases to be an officer will be forfeited. Also includes 50,000 shares issuable to Mr. Lovelace upon exercise of vested options granted under the Plan and 10,000 shares issuable to Mr. Lovelace upon exercise of options granted under the Plan which options vest on April 21, 1997.
 (5) Includes 4,000 shares of restricted Common Stock which vest at the rate of 2,000 shares per year in each of October 1997 and 1998 and 6,000 shares of restricted Common Stock which vest at the rate of 2,000 shares per year in each of April 1997, 1998 and 1999. Prior to vesting, Mr. Pascal is entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Any unvested shares at the time Mr. Pascal ceases to be an officer will be forfeited. Also includes 35,000 shares issuable to Mr. Pascal upon exercise of vested options granted under the Plan and 10,000 shares issuable to Mr. Pascal upon exercise of options granted under the Plan which options vest on April 21, 1997.
 (6) Includes 2,000 shares of restricted Common Stock which vest at the rate of 1,000 shares in August of each year for Messrs. Campbell, Starnes and Stokes and January of each year for Mr. Phillips. Also includes 3,000 shares of restricted Common Stock issued under the Plan which shares vest at the rate of 1,000 shares per year in each of April 1997, 1998 and 1999 for Messrs. Campbell, Forsdick, Starnes, Stokes and Phillips. Prior to vesting, the director is entitled to vote and receive distributions with respect to unvested shares. Any unvested shares at the time a director ceases to be a director will be forfeited.
 (7) Includes 10,000 shares issuable upon exercise of vested options granted under the Plan and an additional 5,000 shares issuable to each non-employee director upon exercise of options granted under the Plan which options vest on April 21, 1997. Does not include 10,000 shares issuable upon exercise of options granted under the Plan to each non-employee director which options vest at the rate of 5,000 shares per year in each of April 1998 and 1999.
 (8) Includes 20,573 shares issuable to Mr. Forsdick upon exercise of his right to redeem units of limited partnership interest in RFS Partnership, L.P. Also includes 1,000 shares owned by Mr. Forsdick's wife.
 (9) Includes 1,000 shares owned by Mr. Stokes' wife.
(10) Includes 10,000 shares of restricted Common Stock which vest at a rate of 2,000 shares in September 1997, 1998, 1999, 2000 and 2001. Prior to
     vesting, Mr. Jenkins is entitled to vote and receive distributions with respect to unvested shares. Any unvested shares at the time a director ceases to be a director will be forfeited. Does not include 25,000 shares issuable upon exercise of options granted under the Plan, which options vest at the rate of 5,000 shares in each of September 1997, 1998, 1999, 2000 and 2001.

                  ELECTION OF CLASS I AND CLASS III DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Director Meetings. The business of the Company is under the general management of its Board of Directors as provided by the Company's Bylaws and the laws of Tennessee, the Company's state of incorporation. The Company's Charter requires that a majority of the Company's directors must not be officers, directors or employees of the Company or affiliates of any advisor to the Company, lessee of the Company's properties, or any entity which is an affiliate of the Company ("Independent Directors"). There are presently eight directors, including six Independent Directors. The Board of Directors holds regular quarterly meetings during the Company's fiscal year. The Board of Directors held five meetings during 1996. All directors attended more than 75% of the aggregate number of meetings of the Board of Directors and its committees on which they served in 1996, except Mr. Stokes, who attended three of five meetings of the Board of Directors and the meeting of the committee on which he served and Mr. Jenkins who attended 50% of the meetings of the Board of Directors after he joined the Board of Directors in September 1996.

     The Company presently has an Audit Committee and a Compensation Committee of its Board of Directors. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors.

     Audit Committee. The Board of Directors has established an Audit Committee, which currently consists of Messrs. Stokes and Campbell. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once in 1996, with both members in attendance at that meeting.

     Compensation Committee. The Board of Directors has established a Compensation Committee, which currently consists of Messrs. Campbell, Phillips and Starnes. Messrs. Solmson and Forsdick act as a special compensation committee for the purpose of awarding compensation and benefits to Independent Directors. The Compensation Committee determines compensation for the Company's executive officers and administers the Plan as it relates to executive officers and key employees. The Compensation Committee met once in 1996, and all members were present.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company has received 10,000 restricted shares of Common Stock, subject to certain restrictions, and options to acquire 25,000 shares of Common Stock. Each non-employee director's rights in such restricted Common Stock vest at the rate of 20% per year of service, beginning one year after the date of receipt. Each director is entitled to vote and receive dividends paid with respect to the restricted shares of such Common Stock prior to vesting. The options vest at the rate of 20% per year. Any unvested shares or options at the time a non-employee director ceases to be a director will be forfeited. In addition, the Company reimburses directors for their out-of-pocket expenses in connection with their service on the Board of Directors. The Directors do not receive annual or per meeting cash compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE
NOMINEES FOR DIRECTOR

NOMINEES FOR CLASS I AND CLASS III DIRECTORS

     The Company's Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. Generally, one full class of Directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors currently has set the number of directors constituting the Board of Directors at eight.

     The Company has no Nominating Committee of its Board of Directors; the entire Board of Directors acts in such capacity. The Board of Directors has nominated the three present Class I directors, Messrs. Starnes, Stokes and Perkins to serve as Class I directors for a three year-term expiring at the Company's Annual Meeting in 2000 and has nominated Mr. Jenkins to serve as a Class III director for the remainder of the Class III term expiring at the Company's Annual Meeting in 1999. Mr. Perkins was appointed as a Class I director to the Company's Board of Directors in September 1996. Mr. Jenkins was appointed as a Class III director to the Company's Board of Directors in September 1996. The remaining members of the Board of Directors will continue as members thereof until their respective terms expire as indicated below or until their successors are duly elected and qualified.

     If any nominee becomes unavailable or unwilling to serve the Company as a director for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of either nominee, and each has indicated his willingness to serve as a director of the Company if elected.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS
                            (TERMS EXPIRING IN 2000)
--------------------------------------------------------------------------------

MICHAEL S. STARNES, age 51 is Chairman of the Board, President and Chief Executive Officer of M.S. Carriers, Inc., a truckload carrier in Memphis, Tennessee, positions he has held since 1986. He has been a director of the Company since 1993.

Committees: Compensation

--------------------------------------------------------------------------------

JOHN W. STOKES, JR., age 59, is Vice Chairman of Morgan Keegan & Company, Inc., a position he has held since 1983. He has been an employee and director of Morgan Keegan & Company, Inc. since 1970 and President of its Equity Capital Markets Group since 1990. He is a director or Morgan Keegan Inc. and O'Charley's, Inc. He has been a director of the Company since 1993.

Committees: Audit

--------------------------------------------------------------------------------

MINOR W. PERKINS, age 51, is President of the Company, a position he has held since April 1996. He is a Director of Knight Transportation, Inc. Prior to joining the Company, he was with Morgan Keegan & Co., Inc. from 1985 to April 1996. He was managing director and co-director of the investment banking department at Morgan Keegan & Co., Inc. from 1993 to April 1996.

COMMITTEES: NONE

                   NOMINEE FOR ELECTION AS CLASS III DIRECTOR
                            (TERM EXPIRING IN 1999)
--------------------------------------------------------------------------------

R. LEE JENKINS, age 66, is also a director of National Commerce Bancorporation. He was President of Plough, Inc. and Executive Vice President-Consumer Operations of Schering-Plough Corporation from 1976 through 1989.

Committees: None

                        INCUMBENT DIRECTORS -- CLASS II
                            (TERMS EXPIRING IN 1998)
--------------------------------------------------------------------------------

BRUCE CAMPBELL, age 65, is Chairman of the Executive Committee of the Board of Directors of National Commerce Bancorporation, a national bank holding company. Mr. Campbell has held that position since 1993. Prior to 1993, Mr. Campbell was Chairman and Chief Executive Officer of National Commerce Bancorporation, positions he held since 1977. During such period, Mr. Campbell was also Chairman and Chief Executive Officer of National Bank of Commerce, Memphis, Tennessee, a wholly-owned national banking subsidiary of National Commerce Bancorporation. He has been a director of the Company since 1993.

Committees: Audit, Compensation (Chairman)

--------------------------------------------------------------------------------

H. LANCE FORSDICK, SR., age 57, was Chairman of the Board of RFS, Inc., lessee of the Company's hotels, from 1974 until February 1996, when RFS, Inc. was acquired by Doubletree Corporation. Prior to 1974, Mr. Forsdick held various positions in the real estate and hotel development and management business. He has been a director of the Company since 1993.

Committees: None

                        INCUMBENT DIRECTORS -- CLASS III
                            (TERMS EXPIRING IN 1999)
--------------------------------------------------------------------------------

ROBERT M. SOLMSON, age 49, is Chairman and Chief Executive Officer of the Company, positions he has held since the Company's formation in 1993.

Committees: None

--------------------------------------------------------------------------------

HARRY J. PHILLIPS, SR., age 67, is Chairman of the Executive Committee of the Board of Directors of Browning-Ferris Industries, Inc., a waste disposal company. Mr. Phillips has held that position since 1988. Prior to 1988, Mr. Phillips was Chairman and Chief Executive Officer of Browning-Ferris, positions he had held for several years. He is also a director of National Commerce Bancorporation, Morgan Keegan & Company, Inc., Buckeye Cellulose Corporation and Buckman Laboratories International, Inc. He has been a director of the Company since January 1994.

Committees: Compensation

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS BETWEEN COMPANY AND DIRECTORS

     Mr. Stokes, who is a director of the Company, is President of the Equity Capital Markets Group of Morgan Keegan & Company, Inc. ("Morgan Keegan"). Morgan Keegan was the managing underwriter of the Company's initial public offering and three subsequent public offerings and has performed financial advisory services for the Company and has received investment banking fees and other compensation in connection with each of those offerings and financial advisory assignments.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company and RFS Partnership, L.P. (the "Partnership"), for which the Company serves as sole general partner and currently owns a 90.5% interest, have entered into a number of transactions with RFS, Inc., a wholly-owned subsidiary of Doubletree Corporation ("Doubletree"), and other wholly-owned subsidiaries of Doubletree, which are the lessees of all the Partnership's hotel properties (collectively, the "Lessees"). Prior to February 27, 1996, Mr. Solmson, Chairman of the Board of the Company, and Mr. Forsdick, a director of the Company, were directors and principal shareholders of RFS, Inc. and Mr. Lovelace, Executive Vice President of the Company, and Mr. Pascal, Secretary, Treasurer and Chief Financial Officer of the Company, were minority shareholders of RFS, Inc. Prior to February 27, 1996, RFS, Inc. paid the Company approximately $8.1 million in lease payments and had income before taxes of approximately $.8 million from the leasing and operation of the Partnership's hotels. On February 27, 1996, RFS, Inc. merged with and into a wholly-owned subsidiary of Doubletree with RFS, Inc. surviving the merger as a wholly-owned subsidiary of Doubletree. Pursuant to the merger, the former shareholders of RFS, Inc., including Messrs. Solmson, Forsdick, Lovelace and Pascal, received an aggregate of 2,143,288 shares of Doubletree common stock in exchange for their shares of RFS, Inc. common stock. At March 14, 1997, Messrs. Solmson, Forsdick, Lovelace and Pascal owned 506,909, 512,465, 14,116 and 16,932 shares of Doubletree Common Stock, respectively, representing approximately 2.7% of the outstanding shares of Doubletree.

     In connection with the merger of RFS, Inc. and Doubletree, (ii) the Company sold to Doubletree the Preferred Stock for an aggregate purchase price of $18.5 million; (ii) entered into agreements to amend certain non-economic provisions of the percentage leases with the Lessees with respect to the Partnership's hotels; and (iii) granted the Lessees a right of first refusal to lease hotels acquired by the Company or the Partnership prior to February 27, 2006, subject to certain exceptions.

     Hospitality Advisory Services, Inc., a company wholly-owned by Messrs. Solmson, Lovelace and Pascal, provided management services to RFS, Inc. from January 1, 1996 to February 27, 1996 pursuant to management services agreements. During 1996, RFS, Inc. paid an aggregate of $72,500 to Hospitality Advisory Services, Inc.

THE PERCENTAGE LEASES

     During 1996, the Lessees leased, pursuant to percentage leases, each hotel property owned by the Partnership. Pursuant to the terms of the percentage leases, the Lessees are required to pay the greater of base rent or percentage rent based on the revenue of the hotels and certain other additional charges and is entitled to all profits from the operation of the hotels after the payment of rent, operating and other expenses. Rent received under the percentage leases constitutes substantially all of the Partnership's and the Company's revenues. During 1996, the Lessees paid the Partnership an aggregate of approximately $61,594,000 in rent under the percentage leases and had income before taxes of approximately $6.7 million. The Lessees lease all of and operate 53 of the hotels owned by the Partnership at March 14, 1997. The remaining four hotels leased to the Lessees are managed for the Lessees by third parties not affiliated with the Lessees or the Company. The Company and the Partnership have granted the Lessees a ten year right of first refusal to lease all future hotels acquired by the Company or the Partnership prior to February 27, 2006, subject to certain exceptions.

FRANCHISE LICENSES

     The Lessees hold all of the franchise licenses for the hotels currently owned by the Partnership and are expected to hold all of the franchise licenses for any subsequently acquired hotel properties leased to the Lessees. During 1996, the Partnership paid franchise license application fees for the hotels owned by the Partnership in the aggregate amount of approximately $128,000.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION TABLE

     The following table summarizes the compensation paid or accrued by the Company for the last three fiscal years to those persons who: (1) served as the Company's chief executive officer ("CEO"); (2) were the Company's only other executive officers; and (3) individuals not serving as executive officers but whose total annual salary and bonuses exceeded $100,000 collectively, the "Named Executive Officers."

                                                                                     LONG TERM
                                                                                COMPENSATION AWARDS
                                                                              -----------------------
                                       COMPENSATION(4)                        RESTRICTED   SECURITIES
                                  --------------------------   OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION(1)    YEAR    SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
------------------------------    ----   --------   --------   ------------   ----------   ----------   ------------
Robert M. Solmson...............  1996   $225,000   $112,500        --              --           --          --
  Chairman of the Board           1995    192,500     96,250        --              --           --          --
  and Chief Executive             1994     94,792     47,396        --          25,000(5)   100,000(6)       --
  Officer
Minor W. Perkins(2).............  1996   $164,375   $112,500        --          75,000(7)   200,000(8)       --
  President                       1995         --         --        --              --           --          --
J. William Lovelace.............  1996   $190,000   $ 95,000        --              --           --          --
  Executive Vice President        1995    165,000     82,500        --              --           --          --
                                  1994     81,250     40,625        --          15,000(5)    50,000(6)       --
Michael J. Pascal...............  1996   $165,000   $ 82,500        --              --           --          --
  Secretary, Treasurer, and       1995    137,500     68,750        --              --           --          --
  Chief Financial Officer.......  1994     67,708     33,854        --          10,000(5)    50,000(6)       --
Angie Mock(3)...................  1996   $ 46,215   $ 12,000        --           5,000(9)    25,000(10)      --
  Vice President                  1995         --         --        --              --           --          --
William Crosby..................  1996   $110,250   $ 30,000        --              --           --          --
  Vice President                  1995     93,450     15,000        --              --       25,000(11)      --
                                  1994         --         --        --              --           --          --

 (1) No other executive officer or employee had a total salary and bonus in excess of $100,000 for the fiscal year ended December 31, 1996.

 (2) For the period April 8, 1996 (date of hire) to December 31, 1996.

 (3) For the period July 8, 1996 (date of hire) to December 31, 1996.

 (4) Because none of the listed officers was paid cash compensation by the Company prior to June 15, 1994, the table reflects cash compensation from June 15, 1994, the date on which the Company's advisory Agreement with RFS, Inc. was terminated and the executive officers became salaried employees of the Company.
 (5) The shares of restricted Common Stock began to vest at the rate of 20% per year over five years in April 1995. See "Security Ownership of Management."
 (6) The options began to vest at the rate of 20% per year over five years in April 1995. See "Security Ownership of Management."
 (7) The shares of restricted Common Stock vest at the rate of 20% per year over five years beginning in April 1997. See "Security Ownership of Management."
 (8) The options vest at the rate of 20% per year over five years beginning in April 1997. See "Security Ownership of Management."

 (9) The shares of restricted Common Stock vest at the rate of 20% per year over five years beginning in July 1997.
(10) The options vest at the rate of 20% per year over five years beginning in July 1997.
(11) The options began to vest at the rate of 20% per year in January 1996.

OPTION GRANTS

     The following table sets forth information regarding grants of stock options during the 1996 calendar year pursuant to the Plan:

                                 INDIVIDUAL GRANTS
                       -------------------------------------                POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF     % OF TOTAL                                ASSUMED ANNUAL RATES OF
                         SHARES       OPTIONS                                STOCK PRICE APPRECIATION FOR
                       UNDERLYING    GRANTED TO    EXERCISE                         OPTION TERM(2)
                        OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   ------------------------------
                        GRANTED     FISCAL YEAR    SHARE(1)       DATE           5%               10%
                       ----------   ------------   ---------   ----------   -------------    -------------
Minor W. Perkins.....   200,000          80%        $17.00      4/17/04        $1,623,000       $3,888,000
Angie Mock...........    25,000          10%         15.625      7/8/04           187,000          530,000
R. Lee Jenkins.......    25,000          10%         16.00      9/15/04           191,000          457,000

---------------

(1) The exercise price per share is the closing price for the Common Stock on the NASDAQ Stock Market prior to September 6, 1996 or the New York Stock Exchange after September 5, 1996 on the effective date of grant.
(2) Represents potential realizable value at assumed annual rates of stock price appreciation over the exercise price for the options for the option term.

EMPLOYMENT AGREEMENTS

     Effective January 1, 1997, Messrs. Solmson, Perkins, Lovelace and Pascal, the Company's four executive officers (collectively, the "Executives"), entered into employment agreements (the "Employment Agreements") with RFS Managers, Inc., a wholly owned subsidiary of the Company (the "Subsidiary") which provides management services to the Company pursuant to a Management Services Agreement. Each Employment Agreement provides for a three year term which is renewed for a new three year term at the end of each year.

     Under the Employment Agreements, in 1997 Messrs. Solmson, Perkins, Lovelace and Pascal will receive base salaries in the amounts of $225,000, $225,000, $190,000 and $165,000 respectively. In addition, the Employment Agreements provide that each of Messrs. Solmson, Lovelace and Pascal is entitled to a cash bonus payable on or before April 1, 1998 at the discretion of the Compensation Committee. In addition, the Subsidiary may provide Messrs. Solmson, Perkins, Lovelace and Pascal other incentive compensation, including but not limited to, grants of stock options and shares of restricted Common Stock, in accordance with rules and criteria established by the Compensation Committee of the Company.

     Under each Employment Agreement, termination of the officer without cause or for death or disability requires the Subsidiary to pay the officer annual base salary for the remainder of the three year term. In the event of voluntary termination or termination with cause, the officer will remain subject to the noncompetition clause in the Employment Agreement (described below). Termination for cause includes the officer's conviction of a crime involving some act of dishonesty or moral turpitude, theft or embezzlement or malicious infliction of damage to the Subsidiary's or the Company's property or business opportunity, material and intentional breach of the noncompetition covenant, continuous neglect of duties or refusal to follow unambiguous duly adopted written directions of the Board of the Company or abuse of alcohol, drugs or other substances.

     Each Employment Agreement terminates upon the death or disability of the officer, and the officer is entitled to certain benefits in the event of a termination resulting from disability. Each Employment Agreement provides that, in the event of a termination of the officer's employment for cause or the officer's voluntary termination, the officer may not own any interest in a hotel property other than properties owned by the Company and the Partnership or manage or in any other capacity engage in the acquisition, development, operation or management of any hotel property located within 20 miles of any hotel property owned by the Company or the Partnership for a period of two years.

     Under each Employment Agreement, in the event of the Company's termination of an Executive's employment or the Executive's resignation for good reason ("Good Reason"), as defined below, following a change in control of the Company, as defined below ("Change of Control"), the Executive will be entitled to a cash amount equal to three times the Executive's base salary for the fiscal year in which the Change in Control occurs and to continuation of insurance benefits, as in effect immediately prior to the Change of Control, for one year following the termination of the Executive's employment by the Company or the Executive's resignation for good reason. In addition, any unvested stock options or restricted stock granted to the Executive under the Plan will vest and become immediately exercisable upon a Change of Control.

     A Change of Control is generally defined in the Employment Agreements to mean (i) the acquisition by any person of securities representing 50% or more of the Company's outstanding voting securities, (ii) a change in the majority of the Board of Directors of the Company, unless the change is previously approved by at least 80% of the members of the Board of Directors of the Company, (iii) the merger of the Company with another corporation where immediately after such merger, the persons holding a majority of the combined voting power of the then outstanding securities of the Company prior to the merger hold less than a majority of the combined voting power of such company, (iv) the sale by the Company of all or substantially all of its assets to another corporation or person where immediately after such sale, the persons holding a majority of the then-outstanding securities of the Company prior to the merger hold less than a majority of the combined voting power of the Company, (v) the sale or transfer by the Company to a non-affiliated business of the operations or assets that generated at least two-thirds of the consolidated revenues of the Company and its subsidiaries for the prior four quarters and (vi) the filing of a Form 8-K by the company with the SEC disclosing that a change in control has occurred. For purposes of the Employment Agreements, Good Reason is generally defined as
(i) a change in the Executive's status, position or responsibilities that does not represent a promotion, (ii) a reduction in the Executive's base salary or bonus, (iii) a required relocation to a location more than thirty miles away from the Company's principal executive offices, (iv) failure to continue to provide benefits to the Executive substantially similar to material benefits enjoyed by material breach of the employment agreement by the Company and (v) the failure of the Company to assume the Employment Agreement following the Change of Control.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     There are no compensation committee interlocks or insider participation in compensation decisions during 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee is responsible for setting and administering compensation policies, fixing salaries of and awarding performance bonuses to executive officers and determining awards of restricted stock and grants of stock options to officers and key employees under the Plan. The Compensation Committee of the Board of Directors is comprised of Messrs. Campbell, Phillips and Starnes, each of whom is an Independent Director of the Company. The Compensation Committee approved employment agreements between the Subsidiary and the following four executive officers of the Company with annual base cash compensation for 1996 as follows:

                                                              1996 ANNUAL BASE
                                                              CASH COMPENSATION
                                                              -----------------
Robert M. Solmson...........................................      $225,000
Minor W. Perkins............................................      $225,000
J. William Lovelace.........................................      $190,000
Michael J. Pascal...........................................      $165,000

     Each executive officer received a bonus as set forth below:

Robert M. Solmson...........................................      $112,500
Minor W. Perkins............................................      $112,500
J. William Lovelace.........................................      $ 95,000
Michael J. Pascal...........................................      $ 82,500

     The Compensation Committee has approved employment agreements between the Subsidiary and the following three executive officers of the Company with annual base cash compensation for 1997 as follows:

                                                              1997 ANNUAL BASE
                                                              CASH COMPENSATION
                                                              -----------------
Robert M. Solmson...........................................      $225,000
Minor W. Perkins............................................      $225,000
J. William Lovelace.........................................      $190,000
Michael J. Pascal...........................................      $165,000

     The Compensation Committee believes incentive compensation should provide a meaningful portion of the executive officers' total compensation. In addition to the annual base cash compensation, for 1997, each executive officer named above will be entitled to a cash bonus at the discretion of the Compensation Committee. In addition, the Subsidiary may provide Messrs. Solmson, Lovelace and Pascal other incentive compensation, including but not limited to, grants of stock options and shares of restricted Common Stock, in accordance with rules and criteria established by the Compensation Committee of the Company.

     The Compensation Committee believes it is important in attracting and retaining qualified executives to provide certain compensation benefits to such persons in the event of a change in control of the Company. The Compensation Committee has approved the change in control provisions of the Employment Agreements which provide that the Executive Officers may be entitled to receive up to three times their respective base salaries under the Employment Agreements following a change in control of the Company.

     Because none of the Company's executive officers receives annual compensation in excess of $1 million, the Company has not taken any position with respect to the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. The Company has begun to study the impact of the cap on long-term and incentive compensation of its executive officers and will consider implementing changes in future years to its long-term and incentive compensation strategy in response to the cap.

                       OPTION GRANTS AND RESTRICTED STOCK

     The Compensation Committee believes that significant stock ownership by the executive officers of the Company provides a major incentive to such officers to adopt and follow corporate strategies that enhance shareholder value. In 1993, the Compensation Committee approved the grant of stock options to acquire an aggregate of 175,000 shares of Common Stock at an exercise price of $13.50, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant and approved the issuance of 50,000 shares of restricted Common Stock. In 1994, the Compensation Committee approved the grant of stock options to acquire an aggregate of 200,000 shares of Common Stock at an exercise price of $16.63 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant and approved the issuance of an aggregate of 50,000 shares of restricted Common Stock to the executive officers pursuant to the Plan. The 1993 and 1994 grants were made to the Company's three executive officers who served during those years. In 1995, options to acquire an aggregate of 25,000 shares were granted to a new officer at an exercise price of $14.625 per share, the closing price of the Common Stock on the date of grant. In 1996, the Compensation Committee approved the grant of 75,000 shares of restricted Common Stock and options to purchase 200,000 shares of Common Stock at an exercise price of $17.00 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant to the Company's President, Mr. Perkins, and of 5,000 shares of restricted Common Stock and options to purchase 25,000 shares of Common Stock at an exercise price of $15.625 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant to Ms. Mock in connection with their appointments as executive officers. The options were allocated among the recipients based on the relative positions held by each recipient and the Compensation Committee's determination of their relative importance to the implementation of the Company's long range plan and business strategy. The Compensation Committee determined that it would be in the best interests of the Company and the shareholders to provide an incentive to such officers to sustain increases in shareholder value over an extended period; consequently, the options granted to the officers become exercisable at a rate of 20% per year over five years and expire if the officer leaves the Company voluntarily or is discharged for cause. If an officer is discharged by the Company without cause, unvested options will immediately become exercisable and will remain exercisable for a period of 30 days after such discharge, at which time they will expire. The shares of restricted Common Stock granted to the executive officers vest at the rate of 20% per year over five years. The officers are entitled to vote and receive distributions with respect to unvested shares of restricted Common Stock. Any unvested shares at the time an officer ceases to be an officer will be forfeited. Upon a change of control of the Company, any unvested shares of restricted Common Stock and any unvested options to purchase Common Stock immediately vest.

     The foregoing report has been furnished by the members of the Compensation Committee.

                                          COMPENSATION COMMITTEE:

                                          Bruce E. Campbell, Jr. (Chairman)
                                          Harry J. Phillips
                                          Michael S. Starnes

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's shareholder return on the Common Stock for the period August 6, 1993 (initiation of trading) through December 31, 1996, with the changes in the Standard and Poor's 500 Stock Index (the "S&P 500 Index") and the SNL Securities Hotel REIT Index for the same period, assuming a base share price of $100 for the Common Stock and each index for comparison purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

     The Hotel REIT Index is comprised of twelve publicly traded REITs which focus on investments in hotel properties. The common stock of nine of these companies became publicly traded after the Company's initial public offering in August 1993.

                           RFS HOTEL INVESTORS, INC.
                            STOCK PRICE PERFORMANCE

        MEASUREMENT PERIOD              RFS HOTEL                          SNL HOTEL REITS
      (FISCAL YEAR COVERED)          INVESTORS, INC.        S&P 500             INDEX
08/06/93                                       100.00             100.00             100.00
12/31/93                                       141.64             105.16             147.83
12/31/94                                       149.19             106.54             150.23
12/31/95                                       187.88             146.58             197.75
12/31/96                                       236.84             180.09             302.17

                         SHAREHOLDER PROPOSALS FOR 1998

     The Board of Directors will make provision for presentation of appropriate proposals by shareholders at the 1998 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC. Shareholder proposals intended to be submitted for presentation at the 1998 annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices on or before December 1, 1997 for inclusion in the Company's proxy statement and the form of proxy relating to the 1998 annual meeting.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. serves as auditors for the Company and its subsidiaries and will continue to so serve until and unless changed by action of the Board of Directors. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to Michael J. Pascal, the Company's Secretary, Treasurer and Chief Financial Officer, at 850 Ridge Lake Boulevard, Memphis, Tennessee 38120, telephone (901) 767-7005, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including the financial statements and financial statement schedules filed by the Company with the SEC.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ MICHAEL J. PASCAL
                                          ---------------------
                                          MICHAEL J. PASCAL
                                          Secretary

March 24, 1997

                                                                      Appendix A

PROXY                                                       NO. OF SHARES ______

                           RFS HOTEL INVESTORS, INC.
         850 RIDGE LAKE BOULEVARD, SUITE 220, MEMPHIS, TENNESSEE 38120

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert M. Solmson and Michael J. Pascal, or either of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes each of them to vote, as designated below, all the shares of capital stock of RFS Hotel Investors, Inc. held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders to be held on April 24, 1997, or any adjournment thereof as specified below.

1.  ELECTION OF DIRECTORS
   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

   [ ]FOR ALL NOMINEES LISTED BELOW

     CLASS III -- TERM EXPIRING 1999 -- R. LEE JENKINS

     CLASS I -- TERM EXPIRING 2000 -- MICHAEL S. STARNES, JOHN W. STOKES AND
      MINOR W. PERKINS

   [ ] WITHHOLD AUTHORITY to vote for all nominees

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

                                                  DATED:                , 1997
                                                        ----------------

                                                  Please sign exactly as name
                                                  appears in left. When shares
                                                  are held by joint tenants,
                                                  both should sign. When signing
                                                  as attorney, as executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  -----------------------------
                                                  Signature

                                                  -----------------------------
                                                  Signature (if held jointly)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.